Exhibit 99.1

Investor Fact Sheet

Overview

Common stock ticker	JNPC.ob
Price as of 5/13/08	$0.65
52-Week Range	$0.40-2.95
Shares Outstanding	5.6 million
Market Capitalization	$3.6 million
W Warrants	JNPCW.ob
Z Warrants	JNPCZ.ob

Juniper Content Corporation is a media and entertainment company focused on branded content services in high growth markets operating across multiple distribution channels. The Company owns and operates ¡Sorpresa!, the nation’s first and only 24/7 Hispanic children’s television network and digital community.

Investment Summary

•	¡Sorpresa! is dedicated to becoming “the” brand for Hispanic kids and their families in this fast growing market
•	¡Sorpresa! is the first and only 24/7 Hispanic children’s television network broadcast exclusively in Spanish, serving more than 1,100,000 subscribers in 22 of the top 25 Hispanic television markets
•	SorpresaTV.com is well positioned to become a leading online destination, connecting to Hispanic youth and their parents
•	An independent appraisal completed during Q4 2007 valued the net tangible and intangible assets acquired in the Firestone Merger on January 19, 2007 at approximately $16 million
•	Accomplished management team and Board with multi-platform and Hispanic media experience

Current Operations

•	Media and entertainment company focused on the high-growth Hispanic youth market
•	¡Sorpresa!, the first in-language children's television network and digital community for Hispanic youth, was established in 2003
•	Three discrete revenue streams:
•	¡Sorpresa! Network
•	Network Operations
•	Production Services
•	Platform for launching other digital channels

Hispanic Market Facts

•	Fastest growing US segment[1]
•	45.5 million residents, 15.1% of population
•	1 in 4 are under 14 years of age
•	In-language advertising outpacing U.S. average[2]
•	Buying power growing 8.6% per year[3]
•	Ad market projected to grow 3.7% in 2007 versus 1.7% for general market[2]
•	Spanish-language Advertising Underrepresented
•	2006 Hispanic purchasing power = 8.4%; Ad spend = 2.3%[3]
•	Hispanics under-indexed today: just 3.3% of ad dollars spent on 14.7% of population[2,4]
[1]	U.S. Census July 2007 (May 2008 release)
[2]	Advertising Age’s Hispanic Fact Pack report, July 2007
[3]	Selig Center for Economic Growth, The University of Georgia, June 2007
[4]	AdWeek 2007

What Makes ¡Sorpresa! Special – Ideal Vehicle for Advertisers

•	The only 24/7 Spanish-language network and digital community dedicated to Hispanic kids and their parents
•	Appeals to 2 to 17 year-olds, with specific content targeting pre-schoolers, kids, and teens
•	Premium, original and licensed culturally-relevant live action and animated programming 24/7
•	In-culture, in-language experience connects kids to their Hispanic heritage, including specials and holiday programming
•	Co-production arrangement with CNN en Español
•	¡Sorpresa! has more than 1.1 million cable television subscribers in 22 of top 25 Hispanic television markets
•	Affiliation agreements with top cable MSOs:

•	Programming is available on VOD basis through:

and through that provides mobile Spanish language video services to

¡Sorpresa! Subscriber Progression

Recent Announcements

•

Teamed up with Major League Soccer to launch innovative youth soccer campaign promoting active and healthy lifestyles – kicked off “Juega Como un MLS Pro” online initiative with 'Reporterito' video contest

•	Appointed Kate Condon Executive Producer of SorpresaTV.com - AOL veteran with extensive expertise in web design and production of cross-platform interactive educational programs for 2-17-year-olds
•	Launched on Comcast's Cable Latino and Cable Latino Completo packages in Fresno, CA (Fresno, Merced, Los Banos, Visalia and Tulare)
•	Raised $2.2 million in a private placement of convertible Preferred Stock and Warrants

SorpresaTV.com – Revenue Generator and Platform for Brand Extension

•	Features ¡Sorpresa! Network content along with games and user generated content
•	Currently targets Hispanic kids ages 6-11 – expanding to include preschoolers and their parents
•

Content relates to ¡Sorpresa! on-air programming, games and other areas of interest such as Major League Soccer. ¡Sorpresa! has teamed up with MLS to launch an innovative youth soccer campaign that promotes active and healthy lifestyles The youth soccer initiative combines local grassroots outreach, interactive online and TV programming elements

•	A site where Hispanic kids and their parents can be entertained and educated through activities that speak to their cultural background

Key Financial Results and Metrics*

	Three Months Ended March 31,
	2008	2007
Sales	$577,754	$621,667
Net loss	$(2,456,692)	$(1,499,311)

	Twelve Months Ended December 31,
	2007	2006
Sales	$2,341,495	$2,399,267
Net loss	$(6,371,686)	$(2,425,955)
*

For purposes of comparability, Non-GAAP combined results are shown – historical GAAP results are not comparable as Juniper Content and Firestone Communications’ merger took place on 1/19/07. For GAAP results please refer to SEC filings

Management Team and Board of Directors

Executive	Background
Stuart B. Rekant, Chairman & CEO of Juniper Content Corp., President and CEO of ¡Sorpresa!	30 years in media/entertainment: HBO, US News Prod, Winstar New Media
Herbert J. Roberts, SVP and CFO of Juniper Content Corp., EVP of ¡Sorpresa!	CBS, Helicon, Prudential Securities
Raymond Mason, Vice Chairman	Connemara Capital, Charter Group
John K. Billock, Director	Time Warner Cable, HBO
Steven G. Chrust, Director	Centripetal Capital, SGC Advisory
Bert A. Getz, Jr., Director	Globe Corporation, Wintrust Financial
Richard Intrator, Director	Philanthria, Paine Webber Inc.
Paul Kramer, CPA, Director	Kramer & Love, Ernst & Young

Juniper Content’s Strategy – Leverage Existing Platform for Growth

•	Build on ¡Sorpresa!’s status in Hispanic children’s programming to secure a significant position in the expanding U.S. Hispanic media marketplace
•	Secure DBS carriage and expand digital cable penetration
•	Diversify brand into original programming, licensing and merchandising
•	Make SorpresaTV.com the leading destination for Hispanic kids and their parents
•	Expand relationships with major national advertisers
•

Build on Juniper Content’s operations to expand branded content relationships and opportunistically acquire niche content providers that will broaden the Company’s participation in the digital media space.

Investor Relations:	Public Relations:
Lippert/Heilshorn & Associates	Bob Gold and Associates	Tovar Public Relations
Keith Lippert, Carolyn M. Capaccio, CFA	Bob Gold	Dora O. Tovar
(212) 838-3777 (New York, NY)	(310) 784-1040 (Torrance, CA)	(817) 467-5759 (Dallas, TX)